U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Iron Sands Corp.
(Exact name of registrant as specified in its charter)

Delaware	45-2258702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Samir Masri CPA Firm P.C. 45 North Station Plaza Suite 214 Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6193

Facsimile number: (516) 466-6257

Copies to:

David N. Feldman, Esq.

Richardson & Patel, LLP

750 Third Avenue, 9th Floor

New York, NY 10017

Telephone Number: (212) 869-7000

Facsimile Number: (917) 677-8165

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Exchange Act.  As of the effective date we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Iron Sands Corp.  Our principal place of business is located at c/o Samir Masri CPA Firm P.C., 45 North Station Plaza, Suite 214, Great Neck, NY 11021. Our telephone number is: (516) 466-6193.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Development

Iron Sands Corp. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Delaware on January 18, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company selected March 31 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of the date of this filing, the Company had approximately $800 in its treasury and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant.  As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  While the Company has limited assets and no revenues, the Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)      Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)      Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)      Strength and diversity of management, either in place or scheduled for recruitment;

(d)      Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)      The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)      The extent to which the business opportunity can be advanced; and

(g)      The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals.

At this time the Company has not specifically identified any third parties that it may engage, except that Sunrise Securities Corp. (“Sunrise”), a SEC-registered broker-dealer and Financial Industry Regulatory Authority (“FINRA”) member, may assist the Company with due diligence in identifying a business combination target.  Nathan Low, a principal of our sole stockholder, NLBDIT 2010 Services, LLC (“NLBDIT Services”), is founder and President of Sunrise. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be Sunrise. There are currently no agreements or preliminary agreements or understandings between us and Sunrise.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry, and publications, such as the Reverse Merger Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

In addition, management is currently involved with other blank check companies. Conflicts in the pursuit of business combinations with such other blank check companies with which our management is involved may arise. Our management will use their reasonable judgment to determine the company that will be entitled to proceed with the proposed transaction.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its common stock, par value $.0001 per share (the “Common Stock”) or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholder of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.  Due to our stockholder’s affiliation with Sunrise, we expect that Sunrise will assist the Company in identifying a business combination target for us. We currently do not have any agreements or preliminary agreements or understandings between us and Sunrise.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target that is chosen, including such factors as the location, size and complexity of the business of the target company.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by certain unaffiliated companies. Our officers and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believe that it will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)   filing of Exchange Act reports, and

(ii)  investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholder, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of the date of this filing, the Company had approximately $800 in its treasury. On June 3, 2011, the Company issued NLBDIT 2010 Enterprises, LLC (“NLBDIT Enterprises”) a promissory note (the “NLBDIT Enterprises Note”) pursuant to which the Company agreed to repay NLBDIT Enterprises the sum of any and all amounts that NLBDIT Enterprises may advance to the Company on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). NLBDIT Enterprises is wholly owned by The Nathan Low 2008 Irrevocable Trust (“Low Trust”). Nathan Low, a principal of our sole shareholder, is the family trustee of the Low Trust and a principal of NLBDIT Enterprises. Interest shall accrue on the outstanding principal amount of the NLBDIT Enterprises Note on the basis of a 360-day year from June 3, 2011 until paid in full at the rate of six percent (6%) per annum. As of the date of this filing, NLBDIT Enterprises had advanced a total of $5,000 to the Company. The NLBDIT Enterprises Note is attached hereto as Exhibit 4.1. Except as disclosed herein, we currently have no other agreements or specific arrangements in place with our stockholder, management or other investors.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company is in the development stage and as of the date of this filing had no working capital and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses equal to approximately $50,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Therefore, we believe such costs are unascertainable until the Company indentifies a business combination target.  These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry, and publications, such as the Reverse Merger Report, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, we contemplate that Sunrise may introduce business combinations to us. There are currently no agreements or preliminary agreements or understandings between us and Sunrise.  Any finders fees paid to Sunrise will be comparable with unaffiliated third party fees.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities, including Sunrise, will locate a business combination target.  We expect that funds in the amount of approximately $50,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and sole stockholder have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management and its stockholder.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no charge. The Company’s management rents the office space with approximately 1,319 square feet at 45 North Station Plaza, Suite 214, Great Neck, NY 11021. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this filing, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
NLBDIT 2010 Services, LLC c/o Sunrise Securities Corp 641 Lexington Avenue, 25th Floor New York, NY 10022	5,000,000	100%

The Nathan Low 2008 Irrevocable Trust c/o Sunrise Securities Corp. 641 Lexington Avenue, 25th Floor New York, NY 10022	5,000,000 (1)	100%

Nathan A. Low c/o Sunrise Securities Corp. 641 Lexington Avenue, 25th Floor New York, NY 10022	5,000,000 (2)	100%

Samir N. Masri (3) 45 North Station Plaza Suite 214 Great Neck, NY 11021	0	0%

Sasha S. Masri (4) 45 North Station Plaza Suite 214 Great Neck, NY 11021	0	0%

All Directors and Officers as a Group (2 individuals)	0	0%

(1)

Represents the 5,000,000 shares of Common Stock owned of record by NLBDIT 2010 Services, LLC (“NLBDIT Services”). The Nathan Low 2008 Irrevocable Trust (“Low Trust”) owns 100% of the outstanding membership interests of NLBDIT Services and may be deemed to beneficially own the shares of Common Stock held of record by NLBDIT Services.

(2)

Represents the 5,000,000 shares of Common Stock owned of record by NLBDIT Services and beneficially by the Low Trust. Nathan Low is the family trustee of the Low Trust and has voting and dispositive control over any securities owned of record or beneficially by the Low Trust, subject to the agreement of the independent trustee.

(3)

Samir N. Masri serves as Chief Executive Officer, President, Secretary and a director of the Company.

(4)

Sasha S. Masri serves as Chief Financial Officer and a director of the Company.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
Samir N. Masri	66	Chief Executive Officer, President, Secretary and Director
Sasha S. Masri	31	Chief Financial Officer and Director

Samir N. Masri, the Company’s Chief Executive Officer, President, Secretary and director since May 26, 2011, is the founder and President of Samir Masri CPA Firm P.C. since 2006. Mr. Masri has also served as President and a director of Putnam Hills Corp. and Trenton Acquisition Corp. since May 26, 2011. Mr. Masri served as an executive officer and a director of China Display Technologies, Inc. (formerly Lincoln International Corp.), a publicly reporting and non-trading shell company, from 2004 until a share exchange with an operating company was completed in 2007. Mr. Masri received a B.A. in 1967 and a M.A. in 1970 in Politics, Philosophy and Economics from St. Catherine’s College in Oxford, England. Mr. Masri is a fellow of the Institute of Chartered Accountants in England and Wales and a CPA licensed in New York. Mr. Masri’s past experience as executive officer and director of a shell company which has completed a business combination will be beneficial to the Company as it seeks to carry out its business plan.

Sasha S. Masri, the Company’s Chief Financial Officer and director since May 26, 2011, has served as the Vice President of Masri & Masri Tax Services Inc. since October 2006. Mr. Masri has also worked as a senior accountant at Armao, Costa & Ricciardi, CPAs, P.C., a public accounting firm, since January 2011. From August 2007 to May 2010, Mr. Masri worked as an in-charge accountant at Grassi & Co CPAs P.C., a public accounting firm. From August 2006 to July 2007, Mr. Masri worked as an accountant at Castellano, Korenberg & Co., a public accounting firm. Mr. Masri has also served as Chief Financial Officer and a director of Putnam Hills Corp. and Trenton Acquisition Corp. since May 26, 2011. Mr. Masri received a B.S. in Software Engineering from the University of Advancing Technology in 2003 and a B.S. in Public Accounting from Long Island University in 2006. Mr. Masri’s experience and expertise in accounting and finance will be a significant asset to the Company as it seeks to carry out its business plan.

(b)  Significant Employees.

None.

(c)  Family Relationships.

Samir N. Masri is the father of Sasha S. Masri.

(d)  Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

(e)  Prior Blank Check Company Experience.

As indicated below, our management also serves as officers and directors of:

Name	SEC File Number	Pending Business Combinations	Additional Information	Trading Market	Closing Price
Putnam Hills Corp. Trenton Acquisition Corp.	Unknown [Filed today] Unknown [Filed today]	None. None.

Samir N. Masri has served as Executive Officer, President, Secretary and a director of these companies since May 26, 2011. Sasha S. Masri has served as Chief Financial Officer and a director of these companies since May 26, 2011.

				None. None.	None. None.
China Display Technologies, Inc. (formerly Lincoln International Corp.)	000-05767

On September 12, 2007, Lincoln International Corp. (“Lincoln”) completed a share exchange transaction with Keep On Holdings Limited (“Keep On”), a British Virgin Islands company, pursuant to which Lincoln became the 100% parent of Keep On. On October 11, 2007, its corporate name was changed to China Display Technologies, Inc.

Samir N. Masri served as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director until the closing of the share exchange transaction with Keep On, at which time he resigned.

				OTC Bulletin Board	$0.05 *

* Closing sales price of common stock as of July 14, 2011

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its President and all other executive officers and directors during the period from inception (January 18, 2011) through March 31, 2011 and through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Nathan A. Low (1) Former President, Secretary and Director	2011	None	None	None	None	None
Marcia Kucher (2) Former Chief Financial Officer	2011	None	None	None	None	None
Samir N. Masri (3) Chief Executive Officer, President, Secretary and Director	2011	None	None	None	None	None
Sasha S. Masri (4) Chief Financial Officer and Director	2011	None	None	None	None	None

(1)

Nathan A. Low was the President, Secretary and sole director of the Company from inception through May 26, 2011.

(2)

Marcia Kucher was the Chief Financial Officer of the Company from inception through May 26, 2011.

(3)

Samir N. Masri was appointed to serve as Chief Executive Officer, President, Secretary and a director of the Company on May 26, 2011.

(4)

Sasha S. Masri was appointed to serve as Chief Financial Officer and a director of the Company on May 26, 2011.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's officers and directors have not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the Company has verbally agreed that the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On January 18, 2011, the Company issued an aggregate of 5,000,000 shares (the “Shares”) of Common Stock to Nathan A. Low, the Company’s former President, Secretary and sole director, for an aggregate purchase price equal to $25,000, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the “Low Common Stock Purchase Agreement”).  The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The Low Common Stock Purchase Agreement is attached hereto as Exhibit 10.1.

As of May 26, 2011, the purchase price for the Shares remained unpaid and with the consent of Mr. Low, the Shares were canceled.

On May 26, 2011, the Company issued an aggregate of 5,000,000 shares of Common Stock to NLBDIT Services for an aggregate purchase price of $25,000 pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the “NLBDIT Services CSPA”). The Low Trust owns 100% of the outstanding membership interests of NLBDIT Services and may be deemed to beneficially own the shares of Common Stock held of record by NLBDIT Services. Nathan Low is the family trustee of the Low Trust and has voting and dispositive control over any securities owned of record or beneficially by the Low Trust. Therefore, Mr. Low may be deemed to beneficially own the shares of Common Stock held of record by NLBDIT Services and beneficially by the Low Trust. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The NLBDIT Services CSPA is attached hereto as Exhibit 10.2.

As of the date of this filing, the Company has not received payment for the shares of Common Stock issued to NLBDIT Services on May 26, 2011 and the payment date is unknown. However, NLBDIT Services has indicated that payment for such shares will be made as soon as funds are available.

On June 3, 2011, the Company issued the NLBDIT Enterprises Note in favor of NLBDIT Enterprises pursuant to which the Company agreed to repay NLBDIT Enterprises the sum of any and all amounts that NLBDIT Enterprises may advance to the Company (the “Principal Amount”) on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). NLBDIT Enterprises is wholly owned by the Low Trust. Nathan Low, a principal of our sole shareholder, is the family trustee of the Low Trust and a principal of NLBDIT Enterprises. Interest shall accrue on the outstanding Principal Amount of the NLBDIT Enterprises Note on the basis of a 360-day year from June 3, 2011 until paid in full at the rate of six percent (6%) per annum. As of the date of this filing, NLBDIT Enterprises had advanced a total of $5,000 to the Company. The NLBDIT Enterprises Note is attached hereto as Exhibit 4.1.

The Company engaged Samir Masri CPA Firm P.C. to provide accounting services to the Company. Samir Masri, the Company’s Chief Executive Officer, President, Secretary and director, is the founder and President of Samir Masri CPA Firm P.C. The Company has agreed to pay Samir Masri CPA Firm P.C. for services rendered in connection with the preparation of the financial statements required in this Registration Statement on Form 10 in an aggregate amount equal to $10,000 to paid as follows: (1) $5,000 upon the filing of the Company’s Registration Statement, and (2) an additional $5,000 on the earlier of (i) March 31, 2012 or (ii) the date that the Company consummates a merger or similar transaction with an operating business. There are no written agreements in connection with this arrangement. It is anticipated that the payment for Samir Masri CPA Firm P.C. will be advanced by NLBDIT Enterprises to the Company pursuant to the NLBDIT Enterprises Note. As of the date of this filing, the Company had made a payment of $5,000 to Samir Masri CPA Firm P.C. for accounting services.

As of the date of this filing, the Company received $13,735 (the “Sunrise Advances”) from Sunrise to pay for professional fees. Nathan Low, a principal of our sole stockholder, NLBDIT Services, is founder and President of Sunrise. These funds were advanced interest free and are unsecured. There is no written or oral agreement in effect with respect to the Sunrise Advances, provided, that the Company intends to attempt to reimburse the Sunrise Advances at the time of the closing of a business combination; however, there is no assurance that the Company will reimburse Sunrise.

The Company currently uses the office space and equipment of its management at no cost.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  Under such definition, our directors, Samir N. Masri and Sasha S. Masri, would not be considered independent as they serve as officers of the Company.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of the date of this filing, there was one record holder of an aggregate of 5,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On January 18, 2011, the Company issued an aggregate of 5,000,000 shares (the “Shares”) of Common Stock to Nathan A. Low, the Company’s former President, Secretary and sole director, for an aggregate purchase price equal to $25,000, pursuant to the terms and conditions set forth in the Low Common Stock Purchase Agreement.  The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The Low Common Stock Purchase Agreement is attached hereto as Exhibit 10.1.

As of May 26, 2011, the purchase price for the Shares remained unpaid. With the consent of Mr. Low, the Company canceled the Shares issued to Mr. Low.

On May 26, 2011, the Company issued an aggregate of 5,000,000 shares of Common Stock to NLBDIT Services for an aggregate purchase price of $25,000 pursuant to the terms and conditions set forth in the NLBDIT Services CSPA. As of the date of this filing, NLBDIT Services has not paid for such shares and the payment date is unknown. NLBDIT has informed the Company that payment for such shares will be made as soon as funds are available. The shares owned by NLBDIT Services represent all of the issued and outstanding shares of the Common Stock of the Company. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The NLBDIT Services CSPA is attached hereto as Exhibit 10.2.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of the date of filing this Registration Statement, 5,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c)  Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions; or

• any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

*Page F-1 follows page 12 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 12.

(b) Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Promissory Note issued by the Company to NLBDIT 2010 Enterprises LLC, dated June 3, 2011
10.1	Common Stock Purchase Agreement by and between the Company and Nathan A. Low, dated January 18, 2011
10.2	Common Stock Purchase Agreement by and between the Company and NLBDIT 2010 Services, LLC, dated May 26, 2011

IRON SANDS CORP.

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Iron Sands Corp.

Great Neck, NY

We have audited the accompanying balance sheet of Iron Sands Corp. (a development stage company) (the “Company”) as of March 31, 2011, and the related statements of operations, stockholder’s deficiency, and cash flows for the period January 18, 2011 (inception) through March 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iron Sands Corp. as of March 31, 2011, and the results of its operations and its cash flows for the period January 18, 2011 (inception) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage and has incurred net losses from inception. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP
New York, New York
August 11, 2011

IRON SANDS CORP.

(A Development Stage Company)

BALANCE SHEET

MARCH 31, 2011

ASSETS

TOTAL CURRENT ASSETS	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

CURRENT LIABILITIES:
Loan payable - related party	$8,735

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S DEFICIENCY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-
Common stock, $.0001 par value; 100,000,000 shares authorized; 5,000,000 shares subscribed	500
Additional paid-in capital	24,500
Subscription receivable	(25,000)
Deficit accumulated during the development stage	(8,735)

Total Stockholder's Deficiency	(8,735)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$-

The accompanying notes are an integral part of these financial statements

IRON SANDS CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 18, 2011 (INCEPTION) TO MARCH 31, 2011

REVENUES	$-

GENERAL AND ADMINISTRATIVE EXPENSES	8,735

LOSS BEFORE OTHER EXPENSES	8,735

LOSS BEFORE BENEFIT FROM INCOME TAXES	8,735

BENEFIT FROM INCOME TAXES	-

NET LOSS	$8,735

BASIC AND DILUTED LOSS PER SHARE	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	-

The accompanying notes are an integral part of these financial statements

IRON SANDS CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S DEFICIENCY

FOR THE PERIOD JANUARY 18, 2011 (INCEPTION) TO MARCH 31, 2011

					Additional Paid-in Capital	Subscription Receivable	Deficit Accumulated During the Development Stage	Total Stockholder's Deficiency
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

January 18, 2011 – common stock subscription	-	$-	5,000,000	$500	$24,500	$(25,000)	$-	$-
Net loss	-	-	-	-	-	-	(8,735)	(8,735)

Balance at March 31, 2011	-	$-	5,000,000	$500	$24,500	$(25,000)	$(8,735)	$(8,735)

The accompanying notes are an integral part of these financial statements

IRON SANDS CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 18, 2011 (INCEPTION) TO MARCH 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:

NET LOSS	$(8,735)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:

Professional fees paid by related party on behalf of the company	8,735

NET CASH USED IN OPERATING ACTIVITIES	-

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$-

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Professional fees paid by related party on behalf of the company	$8,735
Common stock subscribed	$25,000

The accompanying notes are an integral part of these financial statements

IRON SANDS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 -	Organization and Business

Business Activity

Iron Sands Corp., a Development Stage Company, ("the Company") was incorporated in the state of Delaware on January 18, 2011 with the objective to acquire, or merge with, an operating business.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation and, to a lesser extent, desires to employ the Company’s funds in its business. The Company’s principal business objective over the next twelve months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate short-term earnings. The Company will not restrict its potential target companies to any specific business, industry or geographical location. The analysis of business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company.

Note 2 -	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There are no cash equivalents at the balance sheet date.

Income Taxes

The Company utilizes the accrual method of accounting for income taxes. Under the accrual method, the deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. As of March 31, 2011, the Company is unaware of any uncertain tax positions.

Loss Per Common Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

IRON SANDS CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 -	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from inception of approximately $9,000, which, among other factors, raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon management’s plan to find a suitable acquisition or merger candidate, raise additional capital from the sales of stock, receive additional loans from its stockholder, and ultimately, income from operations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 4 -	Income Taxes

As of March 31, 2011 the Company has net operating loss carryforwards of approximately $9,000 to reduce future federal and state taxable income through 2031.

The Company has approximately $3,000 in deferred tax assets at March 31, 2011 resulting from net operating loss carryforwards. At March 31, 2011, a valuation allowance has been recorded to fully offset these deferred tax assets because future realization of the related income tax effects is uncertain. The difference between the statutory rate of 34% and the effective rate of 0% is due to the increase in the deferred tax asset valuation allowance.

The Company currently has no federal or state tax examination in progress nor has it had any federal or state examinations since its inception.

The earliest tax year subject to examination by taxing authorities by major jurisdictions are Federal and Delaware for fiscal year 2011.

Note 5 -	Common Stock

On January 18, 2011, the Company authorized one hundred million (100,000,000) shares of common stock. On January 18, 2011, the Company received a subscription for five million (5,000,000) shares of common stock for $25,000 from the former President of the Company.

Note 6 -	Preferred Stock

The Company is authorized to issue (10,000,000) shares of $.0001 par value preferred stock with designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors of the Company.

Note 7 -	Related Party Transactions

The Company utilizes the office space and equipment of its management at no cost.

Professional fees in the amount of $8,735 were paid on behalf of the Company by Sunrise Securities Corp. (“Sunrise”). The President of Sunrise was the Company’s former President and sole stockholder. As of March 31, 2011, the outstanding balance of $8,735 is reported as loan payable – related party. The amount is unsecured, non-interest bearing and has no stipulated repayment terms. Sunrise has agreed to pay $8,333 in additional professional fees related to the filing of the registration statement.

On May 26, 2011, the former President resigned and the related subscription for common stock was cancelled.  On May 26, 2011, NLBDIT 2010 Services, LLC, a company controlled by the former President, subscribed for five million (5,000,000) shares of common stock for $25,000.

On June 3, 2011, the Company issued a Promissory Note payable (the “Note”) to NLBDIT 2010 Enterprises, LLC, an entity controlled by the former President. The Note bears interest at 6% and is payable upon completion of a business combination with a private company in a reverse merger or other transaction after which the Company would cease to be a shell company. Subsequent to the issuance of the Note, the Company received funds totaling $5,000.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Iron Sands Corp.

Date: August 12, 2011	By:	/s/ Samir N. Masri
Samir N. Masri
President, Secretary and Director Principal Executive Officer